Exhibit 3.1.b

CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TSG HOLDINGS CORP.

TSG Holdings Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:          That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted resolutions proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Board deems it advisable and in the Company’s best interest and recommends that the Third Amended and Restated Certificate of Incorporation of the Company, as heretofore amended and restated, be further amended by revising paragraphs (2)(c)(v), (vi) and (vii) of Article IV thereof so that, as amended, such paragraphs (2)(c)(v), (vi) and (vii) of Article IV shall read in their entirety as follows:

(v)           The Holders shall be entitled to receive the dividends provided for in paragraph 2(c)(i) hereof in preference to and in priority over any dividends or distributions upon any of the Series A Junior Securities.  Such dividends on the Series A Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series A Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series A Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series A Junior Payment Date (as defined below) to the Series A Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series A Junior Securities (the date of any such actions to be referred to as the “Series A Junior Payment Date”); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series A Junior Securities, or options, warrants or other rights to purchase such Series A Junior Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series A Junior Securities payable in Series A Junior Securities and cash in lieu of fractional Series A Junior Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series A Junior Securities with the written consent of the holders of a majority of the Series A Preferred Stock.

(vi)           No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of Series A Parity Securities shall be made, and no sum shall be set aside for or applied by the Corporation to any Series A Parity Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time any shares of Series A Preferred Stock are outstanding unless, prior to such payment or setting aside or applying such sum to the purchase, redemption, retirement or other acquisition of any Series A Parity Securities, all shares of Series A Preferred Stock shall have been purchased or otherwise acquired by the Corporation for value (and the purchase price therefor has been paid in cash); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series A Parity Securities, or options, warrants or other rights to purchase such Series A Parity Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making any purchase, redemption, retirement or other acquisition of Series A Parity Securities payable in Series A Parity Securities and cash in lieu of fractional Series A Parity Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series A Parity Securities with the written consent of the holders of a majority of the Series A Preferred Stock.

(vii)           No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of Series A Junior Securities shall be made, and no sum shall be set aside for or applied by the Corporation to any Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time any shares of Series A Preferred Stock are outstanding unless, prior to such payment or setting aside or applying such sum to the purchase, redemption, retirement or other acquisition of any Series A Junior Securities, all shares of Series A Preferred Stock shall have been purchased or otherwise acquired by the Corporation for value (and the purchase price therefor has been paid or set aside for payment); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series A Junior Securities, or options, warrants or other rights to purchase such Series A Junior Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making any purchase, redemption, retirement or other acquisition of Series A Junior Securities payable in Series A Junior Securities and cash in lieu of fractional Series A Junior Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series A Junior Securities with the written consent of the holders of a majority of the Series A Preferred Stock.

RESOLVED, that the Board deems it advisable and in the Company’s best interest and recommends that the Third Amended and Restated Certificate of Incorporation of the Company, as heretofore amended and restated, be further amended by revising paragraph (2)(g) of Article IV thereof so that, as amended, such paragraph (2)(g) of Article IV shall read in its entirety as follows:

(g)           Reissuance of Series A Preferred Stock.  Except as otherwise consented to in writing by the holders of a majority of the Series A Preferred Stock, shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series A Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a direct or indirect subsidiary of the Corporation) so long as such reissued shares of Series A Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a direct or indirect subsidiary of the Corporation) at the time of such reissue.

RESOLVED, that the Board deems it advisable and in the Company’s best interest and recommends that the Third Amended and Restated Certificate of Incorporation of the Company, as heretofore amended and restated, be further amended by revising paragraphs (3)(c)(v), (vi) and (vii) of Article IV thereof so that, as amended, such paragraphs (3)(c)(v), (vi) and (vii) of Article IV shall read in their entirety as follows:

(v)           The Holders shall be entitled to receive the dividends provided for in paragraph 3(c)(i) hereof in preference to and in priority over any dividends or distributions upon any of the Series B Junior Securities.  Such dividends on the Series B Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series B Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series B Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series B Junior Payment Date (as defined below) to the Series B Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series B Junior Securities (the date of any such actions to be referred to as the “Series B Junior Payment Date”); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series B Junior Securities, or options, warrants or other rights to purchase such Series B Junior Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series B Junior Securities payable in Series B Junior Securities and cash in lieu of fractional Series B Junior Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series B Junior Securities with the written consent of the holders of a majority of the Series B Preferred Stock.

(vi)           No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of Series B Parity Securities shall be made, and no sum shall be set aside for or applied by the Corporation to any Series B Parity Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time any shares of Series B Preferred Stock are outstanding unless, prior to such payment or setting aside or applying such sum to the purchase, redemption, retirement or other acquisition of any Series B Parity Securities, all shares of Series B Preferred Stock shall have been purchased or otherwise acquired by the Corporation for value (and the purchase price therefor has been paid in cash); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series B Parity Securities, or options, warrants or other rights to purchase such Series B Parity Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making any purchase, redemption, retirement or other acquisition of Series B Parity Securities payable in Series B Parity Securities and cash in lieu of fractional Series B Parity Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series B Parity Securities with the written consent of the holders of a majority of the Series B Preferred Stock.

(vii)           No payment in cash or otherwise on account of the purchase, redemption, retirement or other acquisition of Series B Junior Securities shall be made, and no sum shall be set aside for or applied by the Corporation to any Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time any shares of Series B Preferred Stock are outstanding, unless, prior to such payment or setting aside or applying such sum to the purchase, redemption, retirement or other acquisition of any Series B Junior Securities, all shares of Series B Preferred Stock shall have been purchased or otherwise acquired by the Corporation for value (and the purchase price therefore has been paid or set aside for payment); provided, however, that the foregoing shall not (1) prohibit the Corporation from repurchasing Series B Junior Securities, or options, warrants or other rights to purchase such Series B Junior Securities, from a holder who is, or was, a director or employee of the Corporation (or a direct or indirect subsidiary of the Corporation), (2) prohibit the Corporation from making any purchase, redemption, retirement or other acquisition of Series B Junior Securities payable in Series B Junior Securities and cash in lieu of fractional Series B Junior Securities or (3) prohibit the Corporation from making any purchase, repurchase, redemption or acquisition of Series B Junior Securities with the written consent of the holders of a majority of the Series B Preferred Stock.

RESOLVED, that the Board deems it advisable and in the Company’s best interest and recommends that the Third Amended and Restated Certificate of Incorporation of the Company, as heretofore amended and restated, be further amended by revising paragraph (3)(g) of Article IV thereof so that, as amended, such paragraph (3)(g) of Article IV shall read in its entirety as follows:

(g)           Reissuance of Series B Preferred Stock.  Except as otherwise consented to in writing by the holders of a majority of the Series B Preferred Stock, shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series B Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a direct or indirect subsidiary of the Corporation) so long as such reissued shares of Series B Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a direct or indirect subsidiary of the Corporation) at the time of such reissue.

SECOND:     That, in lieu of a meeting and vote of stockholders, the necessary stockholders of the corporation have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:         That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:     That this Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 9th day of January, 2009.

TSG HOLDINGS CORP.

By:	/s/ John A. Saxton
Name:	John A. Saxton
Title:	President & CEO